UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 5, 2014

LIBERTY STAR URANIUM & METALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50071	90-0175540
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5610 E. Sutler Lane, Tucson, Arizona 85712
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code  520-731-8786

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01    Regulation FD Disclosure

On March 5, 2014, we settled the action entitled Big Chunk Corp. v. MBGS, LLC, et al., Alaska Superior Court case no. 3AN-12-11654.  The court case will be dismissed with prejudice as to all claims asserted, by the filing of a Stipulation of Dismissal pursuant to Rule 41(a)(1)[b] of the Alaska Rules of Civil Procedure.  The parties will also execute Mutual Releases.   As a part of the settlement, MBGS, LLC, also agreed to release all lien claims pertaining to the mining claims held by U5 Resources, a subsidiary of Northern Dynasty Minerals Ltd., and Big Chunk Corp., our wholly owned subsidiary.

Our company and Big Chunk Corp. agreed to transfer to MBGS, LLC, any interest we have to all of the structures, equipment and other personal property present on the property known as the Alaska Native Allotment No. AA-6539.  We have assumed responsibility for payment of certain accounts owing to contractors of MBGS for work on our property.

We will also issue and deliver to MBGS, or its designee 1,000,000 shares of our common  stock and a one-half warrant representing the right to purchase an additional 500,000 shares of our common stock at the closing price on March 5, 2014 ($0.02 per share) plus 40%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

By:  /s/ James Briscoe
James Briscoe, President, CEO and Director
Date:  March 20, 2014